FOR IMMEDIATE RELEASE

Workiva Announces Fourth Quarter and Full Year 2016 Financial Results
Full Year 2016 Revenue of $178.6 million, Up 23.0% from 2015
Q4 Subscription and Support Revenue of $38.3 million, Up 19.4% from Q4 of 2015
Q4 Revenue of $46.4 million, Up 16.3% from Q4 of 2015

Ames, IA - February 23, 2017 -- Workiva Inc. (NYSE: WK), a leading provider of enterprise cloud solutions for improving productivity, accountability and insight into business data, today announced financial results for its fourth quarter and full year ended December 31, 2016.

“We posted strong results for the fourth quarter and full-year 2016,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “Total revenue for the year ended December 31, 2016 was $178.6 million, an increase of 23.0% over full-year 2015. Subscription and support revenue in the fourth quarter was $38.3 million, up 19.4% from the fourth quarter of 2015, and total revenue in the fourth quarter was $46.4 million, up 16.3% over the same quarter last year.”

“We are pleased to have generated positive operating cash flow of nearly $10 million in the fourth quarter,” said Rizai. “We expect operating cash flow to be at break-even or better for the full year 2017 and annually thereafter.”

“Customer demand for a broader-based, enterprise-wide Wdesk solution continues to grow,” said Rizai. “In response, we have been evolving our business model, enhancing user management and improving our technology to capitalize on these enterprise-wide opportunities.”

“Our brand recognition and market penetration are also generating partnership opportunities with technology companies, consultants, service providers and accounting firms. We expect that our partners will support our sales efforts through referrals and co-selling arrangements, as well as expand Wdesk use through integrated technology offerings,” said Rizai.

Fourth Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the quarter ended December 31, 2016 was $46.4 million, an increase of 16.3% from $39.9 million in the fourth quarter of 2015. Subscription and support revenue was $38.3 million, an increase of 19.4% versus results in the fourth quarter of 2015. Professional services revenue was $8.0 million, an increase of 3.4% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the quarter ended December 31, 2016 was $33.2 million compared with $28.9 million in the same quarter of the prior year. GAAP gross margin was 71.5% in the fourth quarter of 2016 versus 72.4% in the fourth quarter of 2015. Non-GAAP gross profit for the quarter ended December 31, 2016 was $33.4 million, an increase of 14.9% compared with the prior year's fourth quarter, and non-GAAP gross margin was 72.0% compared to 72.9% in the fourth quarter of 2015.

•
Loss from Operations: GAAP loss from operations for the quarter ended December 31, 2016 was $7.4 million compared with a loss of $11.8 million in the prior year's fourth quarter. Non-GAAP loss from operations for the quarter ended December 31, 2016 was $3.7 million, compared with non-GAAP loss from operations of

$8.7 million in the fourth quarter of 2015. Non-GAAP loss from operations as a percentage of revenue improved 1,370 basis points for the quarter ended December 31, 2016 compared to the fourth quarter of 2015.

•
Net Loss: GAAP net loss for the quarter ended December 31, 2016 was $7.5 million compared with a net loss of $10.3 million for the prior year's fourth quarter. GAAP net loss per basic and diluted share for the quarter ended December 31, 2016 was $0.18, based on 40.9 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.26, based on 40.2 million weighted-average shares outstanding in the fourth quarter of 2015.

•
Non-GAAP net loss for the quarter ended December 31, 2016 was $3.8 million compared with a net loss of $7.2 million in the prior year's fourth quarter. Non-GAAP net loss per basic and diluted share for the quarter ended December 31, 2016 was $0.09, based on 40.9 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.18, based on 40.2 million weighted-average shares outstanding in the fourth quarter of 2015.

Full Year 2016 Financial Highlights

•
Revenue: Total revenue for the year ended December 31, 2016 was $178.6 million, an increase of 23.0% compared with $145.3 million in the prior year. Subscription and support revenue was $143.1 million, an increase of 23.1% on a year-over-year basis. Professional services revenue was $35.5 million, an increase of 22.6% on a year-over-year basis.

•
Gross Profit: GAAP gross profit for the year ended December 31, 2016 was $127.0 million compared with $105.1 million in the prior year, and GAAP gross margin was 71.1%. Non-GAAP gross profit for the year ended December 31, 2016 was $127.9 million, an increase of 20.9% compared with the prior year, and non-GAAP gross margin was 71.6%.

•
Loss from Operations: GAAP loss from operations for the year ended December 31, 2016 was $43.6 million compared with a loss of $43.7 million in the prior year. Non-GAAP loss from operations for the year ended December 31, 2016 was $29.3 million compared with a loss of $32.7 million in the prior year.

•
Net Loss: GAAP net loss for the year ended December 31, 2016 was $44.0 million compared with a net loss of $43.4 million in the prior year. GAAP net loss per share for the year ended December 31, 2016 was $1.08 based on 40.7 million weighted-average shares outstanding compared with a loss per share of $1.09 based on 39.9 million weighted-average shares outstanding in the prior year.

•
Non-GAAP net loss for the year ended December 31, 2016 was $29.7 million compared with a net loss of $32.4 million in the prior year. Non-GAAP net loss per share for the year ended December 31, 2016 was $0.73 based on 40.7 million weighted-average shares outstanding compared with a non-GAAP net loss per share of $0.81 based on 39.9 million weighted-average shares in the prior year.

•
Balance Sheet: As of December 31, 2016, Workiva had cash, cash equivalents and marketable securities totaling $62.7 million, compared with $53.8 million as of September 30, 2016. Debt, including capital lease and financing obligations, totaled $21.1 million as of December 31, 2016.

•	Cash Flow: Net cash used in operating activities was $10.4 million in 2016, compared to cash used in operating activities of $21.6 million in 2015.

Operating Metrics

•	Customers: Workiva had 2,772 customers as of December 31, 2016, a net increase of 248 customers from December 31, 2015.

•
Revenue Retention Rate: As of December 31, 2016, Workiva's revenue retention rate (excluding add-on revenue) was 95.4%, and the revenue retention rate including add-on revenue was 107.4%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook
As of February 23, 2017, Workiva is providing guidance for its first quarter 2017 and full year 2017 as follows:

First Quarter 2017 Guidance:

•	Total revenue is expected to be in the range of $50.3 million to $50.7 million.

•	GAAP loss from operations is expected to be in the range of $10.1 million to $10.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $5.8 million to $6.2 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.25 to $0.26.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.14 to $0.15.

•	Net loss per basic and diluted share is based on 41.1 million weighted-average shares outstanding.

Full Year 2017 Guidance:

•	Total revenue is expected to be in the range of $203.0 million to $206.0 million.

•	GAAP loss from operations is expected to be in the range of $47.7 million to $50.7 million.

•	Non-GAAP loss from operations is expected to be in the range of $29.0 million to $32.0 million.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.18 to $1.26.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.72 to $0.80.

•	Net loss per basic and diluted share is based on 41.3 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the fourth quarter and full year 2016, in addition to discussing the Company’s outlook for the first quarter and full year 2017. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 49684296. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through March 2, 2017 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 49684296. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva

Workiva (NYSE:WK) created Wdesk, a collaborative work management platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 70 percent of the FORTUNE 500®, use Wdesk. The platform's proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 1,200 people with offices in 16 cities. The Company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Claim not confirmed by FORTUNE or Time Inc. FORTUNE 500 is a registered trademark of Time Inc. and is used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, Workiva Inc.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-

GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(unaudited)
Revenue
Subscription and support	$38,329	$32,102	$143,120	$116,288
Professional services	8,045	7,780	35,526	28,984
Total revenue	46,374	39,882	178,646	145,272
Cost of revenue
Subscription and support (1)	7,244	5,791	27,895	22,559
Professional services (1)	5,964	5,222	23,730	17,645
Total cost of revenue	13,208	11,013	51,625	40,204
Gross profit	33,166	28,869	127,021	105,068
Operating expenses
Research and development (1)	14,533	13,496	57,438	50,466
Sales and marketing (1)	18,196	18,632	80,466	69,569
General and administrative (1)	7,845	8,538	32,695	28,716
Total operating expenses	40,574	40,666	170,599	148,751
Loss from operations	(7,408)	(11,797)	(43,578)	(43,683)
Interest expense	(455)	(508)	(1,875)	(2,025)
Other income and (expense), net	348	2,014	1,500	2,302
Loss before provision for income taxes	(7,515)	(10,291)	(43,953)	(43,406)
Provision for income taxes	1	2	24	(7)
Net loss	$(7,516)	$(10,293)	$(43,977)	$(43,399)
Net loss per common share:
Basic and diluted	$(0.18)	$(0.26)	$(1.08)	$(1.09)
Weighted average common shares outstanding - basic and diluted	40,872,772	40,204,367	40,671,133	39,852,624

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(unaudited)
Cost of revenue
Subscription and support	$128	$88	$493	$363
Professional services	96	98	411	349
Operating expenses
Research and development	578	635	2,365	1,924
Sales and marketing	604	484	2,075	1,727
General and administrative	2,279	1,819	8,903	6,637

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	As of December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$51,281	$58,750
Marketable securities	11,435	17,420
Accounts receivable, net	22,535	15,647
Deferred commissions	1,864	1,368
Other receivables	1,545	818
Prepaid expenses	9,382	3,875
Total current assets	98,042	97,878
Property and equipment, net	42,590	44,410
Intangible assets, net	1,012	896
Other assets	1,499	711
Total assets	$143,143	$143,895
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$849	$5,138
Accrued expenses and other current liabilities	20,695	20,394
Deferred revenue	76,016	55,741
Deferred government grant obligation	1,022	985
Current portion of capital lease and financing obligations	1,285	1,808
Current portion of long-term debt	20	18
Total current liabilities	99,887	84,084
Deferred revenue	21,485	7,597
Deferred government grant obligation	1,000	1,996
Other long-term liabilities	4,100	3,343
Capital lease and financing obligations	19,743	21,083
Long-term debt	53	73
Total liabilities	146,268	118,176
Stockholders’ (deficit) equity
Common stock	41	41
Additional paid-in-capital	217,454	202,371
Accumulated deficit	(220,911)	(176,934)
Accumulated other comprehensive income	291	241
Total stockholders’ (deficit) equity	(3,125)	25,719
Total liabilities and stockholders’ (deficit) equity	$143,143	$143,895

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(unaudited)
Cash flows from operating activities
Net loss	$(7,516)	$(10,293)	$(43,977)	$(43,399)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	904	1,056	3,820	4,410
Stock-based compensation expense	3,685	3,124	14,247	11,000
Provision for doubtful accounts	107	101	185	449
Realized gain on sale of available-for-sale securities, net	—	(6)	(6)	(13)
Amortization of premiums and discounts on marketable securities, net	36	45	147	77
Recognition of deferred government grant obligation	(231)	(1,875)	(1,141)	(2,383)
Deferred income tax	(25)	(76)	(32)	(76)
Changes in assets and liabilities:
Accounts receivable	(367)	(3,632)	(7,101)	(5,080)
Deferred commissions	(233)	(416)	(497)	(520)
Other receivables	(285)	133	(732)	(523)
Prepaid expenses	(4,415)	(595)	(5,513)	(734)
Other assets	187	(85)	(654)	81
Accounts payable	(4,310)	55	(3,930)	2,331
Deferred revenue	18,799	3,769	34,211	7,297
Accrued expenses and other liabilities	3,616	3,658	604	5,390
Change in restricted cash	—	—	—	101
Net cash provided by (used in) operating activities	9,952	(5,037)	(10,369)	(21,592)
Cash flows from investing activities
Purchase of property and equipment	(801)	(184)	(1,901)	(1,843)
Purchase of marketable securities	(499)	(8,377)	(1,301)	(24,069)
Sale of marketable securities	—	3,509	7,197	6,521
Purchase of intangible assets	(38)	(42)	(190)	(386)
Net cash (used in) provided by investing activities	(1,338)	(5,094)	3,805	(19,777)
Cash flows from financing activities
Payment of equity issuance costs	—	—	—	(1,346)
Proceeds from option exercises	237	749	1,597	2,244
Taxes paid related to net share settlements of stock-based compensation awards	—	—	(761)	—
Changes in restricted cash	—	—	—	300
Repayment of other long-term debt	—	—	(18)	(84)
Principal payments on capital lease and financing obligations	(417)	(599)	(1,863)	(2,282)
Distributions to members	—	(346)	—	(381)
Proceeds from government grants	—	—	183	548
Payments of issuance costs on line of credit	—	—	(33)	—
Repayment of government grant	—	(101)	—	(101)
Net cash used in financing activities	(180)	(297)	(895)	(1,102)
Effect of foreign exchange rates on cash	5	84	(10)	90
Net increase (decrease) in cash and cash equivalents	8,439	(10,344)	(7,469)	(42,381)
Cash and cash equivalents at beginning of period	42,842	69,094	58,750	101,131
Cash and cash equivalents at end of period	$51,281	$58,750	$51,281	$58,750

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Gross profit, subscription and support	$31,085	$26,311	$115,225	$93,729
Add back: Stock-based compensation	128	88	493	363
Gross profit, subscription and support, non-GAAP	$31,213	$26,399	$115,718	$94,092
As a percentage of subscription and support revenue, non-GAAP	81.4%	82.2%	80.9%	80.9%

Gross profit, professional services	$2,081	$2,558	$11,796	$11,339
Add back: Stock-based compensation	96	98	411	349
Gross profit, professional services, non-GAAP	$2,177	$2,656	$12,207	$11,688
As a percentage of professional services revenue, non-GAAP	27.1%	34.1%	34.4%	40.3%

Gross profit, as reported	$33,166	$28,869	$127,021	$105,068
Add back: Stock-based compensation	224	186	904	712
Gross profit, non-GAAP	$33,390	$29,055	$127,925	$105,780
As percentage of revenue, non-GAAP	72.0%	72.9%	71.6%	72.8%

Research and development, as reported	$14,533	$13,496	$57,438	$50,466
Less: Stock-based compensation	578	635	2,365	1,924
Research and development, non-GAAP	$13,955	$12,861	$55,073	$48,542
As percentage of revenue, non-GAAP	30.1%	32.2%	30.8%	33.4%

Sales and marketing, as reported	$18,196	$18,632	$80,466	$69,569
Less: Stock-based compensation	604	484	2,075	1,727
Sales and marketing, non-GAAP	$17,592	$18,148	$78,391	$67,842
As percentage of revenue, non-GAAP	37.9%	45.5%	43.9%	46.7%

General and administrative, as reported	$7,845	$8,538	$32,695	$28,716
Less: Stock-based compensation	2,279	1,819	8,903	6,637
General and administrative, non-GAAP	$5,566	$6,719	$23,792	$22,079
As percentage of revenue, non-GAAP	12.0%	16.8%	13.3%	15.2%

Loss from operations	$(7,408)	$(11,797)	$(43,578)	$(43,683)
Add back: Stock-based compensation	3,685	3,124	14,247	11,000
Loss from operations, non-GAAP	$(3,723)	$(8,673)	$(29,331)	$(32,683)
As percentage of revenue, non-GAAP	(8.0)%	(21.7)%	(16.4)%	(22.5)%

Net loss	$(7,516)	$(10,293)	$(43,977)	$(43,399)
Add back: Stock-based compensation	3,685	3,124	14,247	11,000
Net loss, non-GAAP	$(3,831)	$(7,169)	$(29,730)	$(32,399)
As percentage of revenue, non-GAAP	(8.3)%	(18.0)%	(16.6)%	(22.3)%

Net loss per basic and diluted share:	$(0.18)	$(0.26)	$(1.08)	$(1.09)
Add back: Stock-based compensation	0.09	0.08	0.35	0.28
Net loss per basic and diluted share, non-GAAP	$(0.09)	$(0.18)	$(0.73)	$(0.81)
Weighted average common shares outstanding - basic and diluted, non-GAAP	40,872,772	40,204,367	40,671,133	39,852,624

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending March 31, 2017			Year ending December 31, 2017

Loss from operations, GAAP range	$(10,100)	-	$(10,500)	$(47,700)	-	$(50,700)
Add back: Stock-based compensation	4,300		4,300	18,700		18,700
Loss from operations, non-GAAP range	$(5,800)	-	$(6,200)	$(29,000)	-	$(32,000)

Net loss per share, GAAP range	$(0.25)	-	$(0.26)	$(1.18)	-	$(1.26)
Add back: Stock-based compensation	0.11		0.11	0.46		0.46
Net loss per share, non-GAAP range	$(0.14)	-	$(0.15)	$(0.72)	-	$(0.80)

Weighted average common shares outstanding - basic and diluted	41,100,000		41,100,000	41,300,000		41,300,000